                                      BY

                         Wade Cook Financial Corporation,
                         -------------------------------
                               (name of corporation)

                       a        Nevada          corporation
                         ----------------------
                         (state of corporation)

     I, the undersigned, Secretary of the above named Corporation, DO HEREBY CERTIFY that:

     1. The following resolution was duly adopted by the Board of
Directors of the Corporation at a meeting thereof duly called and held on December 10, 1997, at which a quorum was present, the resolution has not
-----------    --
been rescinded, and it is still in full force and effect:

WHEREAS, the Corporation is authorized to issue, and it has issued the following capital stock:


                                       Number of      Number of
                                        Shares         Shares
Class                Par Value        Authorized       Issued
-----                ---------        ----------      ---------
"A" - Common Stock                    140,000,000     60,435,000
------------------   ---------        -----------     ----------
   Preferred Stock                      5,000,000          0
------------------   ---------        -----------     ----------

------------------   ---------        -----------     ----------


The address of the Corporation to which Notices may be sent is:

        14675 Interurban Avenue South
        -----------------------------
        Seattle, WA 98168-4664
        -----------------------------

NOW, THEREFORE, IT IS RESOLVED that American Stock Transfer & Trust Company ("AST") is hereby appointed transfer agent and registrar* for all said authorized shares [the following shares --


-------------------------------------------------------------------]**

of the Corporation, in accordance with the general practices of AST and its regulations set forth in the pamphlet submitted to this meeting entitled "Regulations of the American Stock Transfer & Trust Company."


-----------------------------------------------------------------------------

*Delete either "transfer agent" or "regulars," if the appointment is not to cover such.

**If the appointment is to cover less than the entire amount of the authorized capital stock, the words "all said authorized shares" should be stricken out and the class and (if the appointment is for less than all authorized shares of a class) number of shares to be covered by the appointment inserted in the blank space.

     2. The following are the duly elected and qualified officers of the Corporation holding the respective offices set opposite their names, and the signatures set opposite their names are their genuine signatures:

NAME                                SIGNATURE
Wade B. Cook       Chairman         /s/ Wade B. Cook
-------------                           -------------


Wade B. Cook       President        /s/ Wade B. Cook
-------------                           -------------


                   Vice-President
-------------                           -------------


                   Vice-President
-------------                           -------------


                   Treasurer
-------------                           -------------


                   Assistant
                   Treasurer
-------------                           -------------


Laura M. Cook      Secretary        /s/ Laura M. Cook
-------------                           -------------


                   Assistant
                   Secretary
-------------                           -------------


     3. The name and address of legal counsel of the Corporation is:

               Kiman Lucas, 14675 Interurban Avenue South
               ------------------------------------------
                       Seattle, WA 98168-4664
               ------------------------------------------

     4. Attached is a specimen stock certificate for each denomination of capital stock (the "Stock") for which AST has been authorized to act as transfer agent or registrar

     5. Attached is a true copy of the certificate of incorporation, as amended, of the Corporation.

     6. Attached is a true copy of the by-laws, as amended, of the Corporation.

     7. If any provision of the certificate of incorporation or by-laws of the Corporation any court or administrative order, or any other document, affects any transfer agent or registrar function or responsibility relating to the shares, attached is a statement of each such provision.

     8. All certificates representing Shares which were not issued pursuant to an effective registration statement under the Securities Act of 1933, as amended, bear a legend in substantially the following form:

     The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The shares may not be sold, transferred or assigned in the absence of an effective registration for these shares under the Act or an opinion of the Corporation's counsel that registration is not required under the Act.

All Shares not so registered were issued or transferred in a transaction or series of transactions exempt from the registration provisions of the Act, and in each such issuance or transfer, the Corporation was so advised by its legal counsel.

9. If any class of the Corporation's securities are registered under the Securities Exchange Act of 1934, as amended, the most recent Form 10-K, proxy statement and annual report to stockholders of the Corporation are attached.

10. The initial term of AST's appointment hereunder shall be three years from the date hereof and the appointment shall automatically be renewed for further three year successive periods unless terminated by either party by written notice to the other given not less than ninety (90) days before the end of the initial or any subsequent three year period. AST's fees will not be increased during the initial three year term and, thereafter, may only be increased by agreement. Notwithstanding the aforegoing, AST shall be entitled to terminate the appointment forthwith on not less than thirty (30) days notice in the event that the Corporation commits any breach of its material obligations to AST including payment of any amount owing to AST. On termination of the appointment for any reason, AST shall be entitled to retain all transfer records and related documents until all amounts owing to AST have been paid in full.

11. The Corporation will advise AST promptly of any change in any Information contained in, or attached to, this Certificate by a supplemental Certificate or otherwise In writing.

WITNESS my hand and seal of the Corporation this 20th day of January, 1998.
                                                 ----        -------    --


                                        /s/ Laura M. Cook
                                        -----------------
                                            Secretary

                                        (corporate seal)


           /---------------------------------------------------------------/
           /                                                               /
           /                 CERTIFICATE OF APPOINTMENT OF                 /
           /                    AMERICAN STOCK TRANSFER                    /
           /                      & TRUST COMPANY as                       /
           /                                                               /
           /              /X/ TRANSFER AGENT   /X/ REGISTRAR               /
           /                                                               /
           /---------------------------------------------------------------/